UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2021

Kraton Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2021, Kraton Corporation, a Delaware corporation (“Kraton” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DL Chemical Co., Ltd., a company organized under the laws of the Republic of Korea (“Parent”), DLC US Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Intermediate Merger Subsidiary”), and DLC US, Inc., a Delaware corporation and a wholly-owned subsidiary of Intermediate Merger Subsidiary (“Merger Subsidiary”). Parent is a subsidiary of DL Holdings Co., Ltd. (formerly Daelim Industrial Co., Ltd.).

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, the Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect and wholly-owned subsidiary of Parent. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), then outstanding will be converted into the right to receive $46.50 in cash, without interest (the “Per Share Merger Consideration”), other than (1) those shares owned by Parent or any subsidiary of Parent or the Company (which will be cancelled without any consideration) and (2) any shares as to which appraisal rights have been properly exercised, and not withdrawn, in accordance with the Delaware General Corporation Law.

The Merger Agreement also provides that all outstanding awards of restricted stock units (including those that are performance-based), notional units and phantom units with respect to Company Common Stock that are outstanding prior to the Effective Time of the Merger will be cancelled at or immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying the number of shares of Company Common Stock subject to such award immediately prior to the Effective Time by the Per Share Merger Consideration (provided that with respect to any such award that is subject to performance-based vesting conditions, such number of shares subject to the award will be determined based on the actual performance of the Company as compared to the applicable performance benchmarks as of the Effective Time). Each “in-the-money” option will be cancelled at or immediately prior to the Effective Time and converted into the right to receive the excess of the Per Share Merger Consideration over the per share exercise price of such option with respect to each share of Company Common Stock subject to such award immediately prior to the Effective Time. If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each of the Company, Parent, Merger Subsidiary and Intermediate Merger Subsidiary has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective reasonable best efforts to effect the Merger, including securing required regulatory and stockholder approvals. In addition, the Company has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including, among others, (1) the adoption of the Merger Agreement by the Company stockholders, (2) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as well as the receipt of certain antitrust approvals outside of the United States, (3) the receipt of clearance from the Committee on Foreign Investment in the United States (“CFIUS”), (4) the lack of any governmental authority restraining, enjoining or otherwise prohibiting the Merger and (5) the absence of a “Material Adverse Effect” (as defined in the Merger Agreement) with respect to the Company. While the Merger is not conditioned on Parent or any other party obtaining debt financing, Parent has obtained debt financing commitments pursuant to the Debt Commitment Letter (as defined in the Merger Agreement) from the parties thereto for the purpose of financing the transactions contemplated by the Merger and paying related fees and expenses. The obligations of the financing sources under the Debt Commitment Letter are subject to customary conditions.

The Merger Agreement provides that the Company must comply with customary non-solicitation restrictions, including certain restrictions on its ability to solicit alternative Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative Acquisition Proposals. Subject to certain customary “fiduciary out” exceptions, the Company’s board of directors is required to recommend that the Company stockholders adopt the Merger Agreement and to call a meeting of the Company stockholders to vote on a proposal to adopt the Merger Agreement.

Either the Company or Parent may terminate the Merger Agreement prior to the Effective Time in certain circumstances, including (1) by mutual agreement, (2) by either party if the Merger is not completed by September 26, 2022 (the “End Date”), (3) by either party if a governmental authority of competent jurisdiction has issued a final non-appealable governmental order or law permanently prohibiting the Merger (provided such party is not in breach of any provision of the Merger Agreement that resulted in such prohibition), (4) the Company stockholders fail to adopt the Merger Agreement, and (5) the other party breaches its representations, warranties or covenants in the Merger Agreement or otherwise breaches its obligations under the Merger Agreement such that the applicable condition to the consummation of the Merger is not satisfied, subject in certain cases, to the right of the breaching party to cure the breach and payment of termination fees as described below. In addition, subject to the conditions and applicable termination fees as prescribed in the Merger Agreement, prior to obtaining approval of the Company stockholders, (x) the Company may terminate the Merger Agreement in order to enter into a definitive agreement with a third party to effect a Superior Proposal (as defined in the Merger Agreement), and (y) Parent may terminate the Merger Agreement in the event of an Adverse Recommendation Change (as defined in the Merger Agreement) with respect to the Merger.

In addition, the Merger Agreement provides that Parent would be required to pay the Company a termination fee of $63 million if the Company terminates the Merger Agreement as a result of the failure of the debt financing being available to Parent, subject to the terms and conditions set forth in the Merger Agreement. The Company must pay Parent a $63 million termination fee if Parent terminates the Merger Agreement in the event of an Adverse Recommendation Change, or if the Company terminates the Merger Agreement to enter into a definitive agreement with a third party to effect a Superior Proposal, as set forth in, and subject to the conditions of, the Merger Agreement. The Company must also pay Parent a $63 million termination fee if the Merger Agreement is terminated in certain specified circumstances where an alternative Acquisition Proposal to the Merger has been made and not withdrawn at least four (4) business days prior to the Company stockholders’ meeting and, within twelve (12) months following such termination, the Company enters into a definitive agreement in respect of an alternative transaction of the type described in the relevant provisions of the Merger Agreement, or such transaction is consummated.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company, Merger Subsidiary, Intermediate Merger Subsidiary or Parent. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not be accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in the disclosure letter agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All of the Company’s executive officers, including its named executive officers, are currently participants in the Kraton Corporation Executive Severance Program (the “Severance Program”). On September 26, 2021, the compensation committee of the board of directors of the Company (the “Compensation Committee”), in connection with the Merger Agreement and transactions contemplated thereby, approved the adoption of individual severance agreements (each a “Severance Agreement”) confirming the participation of each executive officer of the Company in the Severance Program, including the Company’s principal executive officer, principal financial officer, and named executive officers. Such Severance Agreement does not grant any additional severance amounts to the executive officers in addition to those already provided under the Severance Program but does provide for the payment of any severance as a lump sum to the extent permitted under applicable law. The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On the same date, the Compensation Committee also approved, immediately prior to or at the Effective Time, the acceleration, cancellation and payout of all outstanding options, restricted stock units (including those that are performance-

based), notional units and phantom units with respect to Company Common Stock as provided for, and consistent with the Merger Agreement, including such awards held by the Company’s principal executive officer, principal financial officer, and named executive officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2021, and effective as of that date, the Company’s board of directors adopted an amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to add a new Article XI thereto, which designates the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forums for certain legal actions against the Company, unless the Company consents in writing to the selection of an alternative forum.

There were no other amendments to the Bylaws. The preceding description of the amendment to the Bylaws is qualified in its entirety by reference to the text of the amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Other Events.

On September 27, 2021, the Company issued a press release announcing entry into the Merger Agreement. The press release is attached hereto as Exhibits 99.1 and is incorporated by reference herein.

The information under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statement and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 27, 2021, among Kraton Corporation, DL Chemical Co., Ltd., DLC US Holdings, Inc. and DLC US, Inc.

3.1	Amendment to the Second Amended and Restated Bylaws of Kraton Corporation

10.1+	Form of Executive Severance Agreement under the Kraton Corporation Executive Severance Program

99.1	Kraton Corporation Press Release dated September 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Denotes compensatory plan.

FORWARD LOOKING STATEMENTS

Some of the statements and information in this communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This communication includes forward-looking statements that reflect the Company’s beliefs, expectations and current views with respect to, among other things, its financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “approximately,” “expects,” “projects,” “represents,” “may,” “intends,” “plans,” “on track,” “anticipate,” the negative of such words or similar terminology, and include, but are not limited to, the Company’s expectations with respect to the sale of the Company, including the timing thereof.

Examples of forward-looking statements in this communication include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the closing transaction contemplated by the Merger Agreement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed transaction due to the failure to obtain the Company stockholder approval for the proposed transaction or the failure to satisfy other conditions of the proposed transaction within the proposed timeframe or at all (including receipt of regulatory approvals); (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed transaction; (vii) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers, key stakeholders, employees, operating results and business generally; (viii) risks related to the Company’s business or stock price as a result of uncertainty surrounding the proposed transaction; (ix) the amount of the costs, fees, expenses and charges related to the proposed transaction; and (x) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Consider these factors carefully in evaluating the forward-looking statements.

All forward-looking statements in this communication are made based on management’s current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in the Company’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), and include, but are not limited to, risks related to: not completing, or not completely realizing the anticipated benefits from, the sale of the business; receipt and timing of necessary regulatory approvals; the Company’s reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; and other factors of which the Company is currently unaware, deems immaterial or are outside the Company’s control. In addition, to the extent any inconsistency or conflict exists between the information included in this communication and the information included in our prior releases, reports or other filings with the SEC, the information contained in this communication updates and supersede such information. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update such information in light of new information or future events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A, related to the solicitation of proxies for the Company stockholders’ meeting with respect to the proposed transaction. This communication does not constitute any solicitation of votes or approval in relation to the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, IN THEIR ENTIRETY WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, and the Company stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2021. Investors may obtain additional information regarding the interests of such persons in the proposed transaction, by security holdings or otherwise, by reading the definitive proxy statement regarding the acquisition when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: September 27, 2021	By:	/s/ James L. Simmons
James L. Simmons
Senior Vice President and General Counsel